Power of Attorney

January 1, 2003

	I, Danny Yuen To Tong, hereby designate and authorize
Jack Menache to file Forms 3, 4, and 5 for me and on my behalf, and to file such forms with the Securities and Exchange Commission, and to sign my name to such forms with the same force and effect as if I had personally affixed my signature thereto. This power of attorney shall remain in effect until December 31, 2003, or until sooner terminated by written notice to Jack Menache and the Securities and Exchange Commission.

/s/
Danny Yuen To Tong